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                                                              Exhibit 99.B(h)(7)

                               AMENDMENT NO. 2 TO
                       SECURITIES LENDING AGENCY AGREEMENT

          This Amendment No. 2 (the "Amendment") is made as of February 10, 2005 by and among KeyBank National Association ("KeyBank" or the "Agent"), The Victory Portfolios ("VP"), The Victory Variable Insurance Funds ("VVIF") and The Victory Institutional Funds ("VIF") (VP, VVIF and VIF are each referred to as a "Principal") and Victory Capital Management Inc. (formerly, Key Asset Management Inc.) (the "Adviser").

          WHEREAS, the Agent, VP and the Adviser entered into a Securities Lending Agency Agreement, dated as of August 28, 1997 (the "Agreement");

          WHEREAS, the Agent, VP, VVIF and the Adviser entered into Amendment No. 1 to the Agreement on March 31, 2001;

          WHEREAS, on February 10, 2005, the Boards of Trustees of VP and VVIF approved the continued participation of VP and VVIF in the securities lending program with KeyBank as the securities lending agent;

          WHEREAS, the Board of Trustees of VIF, on behalf of each series fund set forth on Exhibit A hereto below the name of VIF (each a "Fund" and collectively, with the series funds set forth below the name of VP, the "Funds") individually and not jointly have adopted Securities Lending Guidelines in the form attached hereto as Exhibit B, pursuant to which each Fund listed under the name of VIF on Exhibit A may participate in the securities lending program established pursuant to the Agreement as modified by Amendment No. 1 and this Amendment, and pursuant to such action VIF desires to join the Agreement as an additional Principal; and

          WHEREAS, the parties desire to amend the Agreement, as amended by Amendment No. 1, to reflect VIF's participation in the securities lending program and to revised the list of VP and VVIF Funds eligible to participate in the program;

          NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. DEFINITIONS. All capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Agreement, as amended.

          2. JOINDER BY VIF. VIF, on behalf of each Fund listed below the name of VIF on Exhibit A, individually and not jointly, hereby agrees to the terms of the Agreement, as amended, and this Amendment and agrees to join the Agreement and undertake the duties of, and be subject to the liabilities of, a Principal.

          4. EXHIBIT A. Exhibit A to the Amendment No. 1 is hereby deleted and replaced with Exhibit A, attached hereto, to reflect the addition of VIF as an additional Principal

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to the Agreement and the VP and VVIF Funds eligible to participate in the securities lending program.

          5. MISCELLANEOUS. Except as expressly modified by this Amendment, all terms, conditions and provisions of the Agreement, as amended, shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date set forth above.


THE VICTORY PORTFOLIOS, individually        THE VICTORY VARIABLE INSURANCE
and not jointly, as Principal, on           FUNDS, individually and not jointly,
behalf of the Funds set forth on            as Principal, on behalf of the Funds
Exhibit A below its name, individually      set forth on Exhibit A below its
and not jointly                             name, individually and not jointly


By:      /s/ Kathleen A. Dennis             By:      /s/ Kathleen A. Dennis
         ----------------------------                ---------------------------
Title:   President                          Title:   President
         ----------------------------                ---------------------------
Address:                                    Address:
         ----------------------------                ---------------------------
         ----------------------------                ---------------------------
         ----------------------------                ---------------------------

THE VICTORY INSTITUTIONAL FUNDS,
individually and not jointly, as
Principal, on behalf of the Funds set
forth on Exhibit A below its name,
individually and not jointly


By:      /s/ Kathleen A. Dennis
         ----------------------------
Title:   President
         ----------------------------
Address:
         ----------------------------
         ----------------------------
         ----------------------------

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THE AGENT                                   THE ADVISER

KEYBANK NATIONAL ASSOCIATION                VICTORY CAPITAL MANAGEMENT
                                            INC.


By: /s/ William R. Allen                    By: /s/ Mark H. Summers
    --------------------------------            -----------------------------
Title: Senior Vice President                Title: CAO
       -----------------------------               --------------------------
Address: 127 Public Sq.                     Address:
         ---------------------------                -------------------------
         Cleveland, OH 44114                    Cleveland, OH 44114
         ---------------------------            -----------------------------

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                                                                       EXHIBIT A

                                      FUNDS

THE VICTORY PORTFOLIOS

     Balanced Fund
     Diversified Stock Fund
     Established Value Fund
     Focused Growth Fund
     Intermediate Income Fund
     Small Company Opportunity Fund
     Special Value Fund
     Value Fund


THE VICTORY VARIABLE INSURANCE FUNDS

     Diversified Stock Fund


THE VICTORY INSTITUTIONAL FUNDS

     Institutional Diversified Stock Fund

Revised      February 10, 2005

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